                                  EXHIBIT 2.4

                                 AMENDMENT NO. 1
                            TO AGREEMENT AND PLAN OF
                            REORGANIZATION AND MERGER



                  This Amendment No. 1 (the "Amendment") to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") is dated as of November 26, 1999 and entered into on the one side by FutureLink Corp., a Delaware corporation, FutureLink Distribution Corp., a Colorado corporation ("Old Parent") and FutureLink Michigan Acquisition Corp., a Delaware corporation ("Merger Sub"), and on the other side by ASYNC Technologies, Inc., a Michigan corporation ("Company"), ASYNC Technical Institute, Inc., a Michigan corporation, Matthew J. Schumacher ("Company Shareholder"), Michael K. Schumacher and Dean P. Schumacher (collectively, the "Non-Voting Shareholder").

                  WHEREAS, Old Parent was merged into FutureLink California Acquisition Corp., a Delaware corporation ("FutureLink California"), as surviving corporation, on or about October 15, 1999; and

                  WHEREAS, FutureLink California has changed its name to "FutureLink Corp.," a Delaware corporation (referred to herein as "New Parent"), on October 15, 1999.

                  NOW, THEREFORE, and in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

I.                Assignment of the Merger Agreement

                  A. The Company, the Company Shareholder and the Non-Voting Shareholder hereby acknowledge that by virtue of the merger between Old Parent and FutureLink California, New Parent is the successor in interest to all the rights, interests and obligations of the Old Parent under the Merger Agreement.

                  B. The parties hereto hereby agree that this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

II.               Amendment to the Merger Agreement

                  This Amendment amends the Merger Agreement between the Parties. The Merger Agreement is hereby amended as follows:








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                  A. The introduction to the Merger Agreement shall read as
follows:

                  "THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of September 7, 1999, by and among FUTURELINK CORP., a Delaware corporation ("Parent"), FUTURELINK MICHIGAN ACQUISITION CORP., a Delaware corporation ("Merger Sub"), ASYNC TECHNOLOGIES, INC., a Michigan corporation (the "Company"), ASYNC TECHNICAL INSTITUTE, INC., a Michigan corporation ("ATII"), MATTHEW J. SCHUMACHER (the "Company Shareholder"), MICHAEL K. SCHUMACHER, and DEAN P. SCHUMACHER (collectively, the "Non-Voting Shareholder"). Merger Sub and the Company are sometimes collectively referred to herein as the "Constituent Corporations."

                  B. The first sentence of Section 1.2 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

                  "The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after a written satisfaction or waiver of each of the conditions set forth in Article VII hereof shall have been received by the Company or Parent, as the case may be, which date shall not be later than November 26, 1999 (the "Closing Date")."

                  C. The list shown in Section 1.8(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

        Name                                                 Number of Shares
        Matthew Schumacher                                   1,500
        Mark Oldani                                          100
        Robert Missig                                        100
        Mark Giannini                                        100
        Mark Banninger                                       100

                  D. The list shown in Section 1.8(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

        Name                                                 Number of Shares
        Matthew Schumacher                                   13,500
        Mark Banninger                                       600
        Melanie Berry                                        900
        Joslyn Bush                                          75
        Gayle Morence                                        75
        Kenneth Christ                                       225
        Duane Travis                                         150


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
        R. Michael Foster                                    150
        Chadwick Stayton                                     75
        Dave Namou                                           75
        Kevin Olszewski                                      75
        Jason Beers                                          75
        Jennifer Bacus                                       75
        Brian Cambier                                        150

                  E. After the third sentence in Section 3.3(a) of the Merger Agreement, as presently existing, the following is added therefor:

                  "The Company and the Company Shareholder hereby represent that none of the security holders entitled to vote on the approval of this Agreement are entitled to dissenters' rights."

                  F. The first sentence of Section 4.1 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

                  "Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware."

                  G. The fist sentence of Section 4.3(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

                  "As of the date of this Agreement, the authorized capital stock of Parent consists solely of (i) 300,000,000 shares of Parent Stock and 20,000,000 shares of preferred stock (none issued)."

                  H. Section 7.3(e) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

                  "Parent shall have reserved 500,000 shares of Parent Stock for Parent's stock option plan, which will be issued to the Company Shareholder and to the employees and independent contractors of Company who have continued their employment or contract with Parent after the Closing Date, to be distributed in a manner determined by the Compensation Committee of the Board of Directors of Parent, the administrator of Parent's stock option plan, based upon the recommendation and direction of the Company Shareholder. Such options shall be priced at market value when issued. Parent shall grant these stock options no later than 120 days from the Closing Date of the Merger or 30 days after the necessary permit has been issued by the California Department of Corporations, whichever is later. Company Shareholder acknowledges that the right to grant such options shall vest with Parent. The foregoing notwithstanding, the Company


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                  Shareholder acknowledges that Parent will not grant any stock options to any Michigan resident until the Parent stock option plan has been qualified by permit from the California Department of Corporations."

                  I. In all other respects the Merger Agreement remains unchanged and in full force and effect as of the date hereof.

III. The parties hereunder hereby agree that this Amendment does not violate any of the covenants, representations and warranties contained in the Merger Agreement.



                       [SIGNATURES ON THE FOLLOWING PAGE]


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                  IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereby on the date first written above.

                                   FUTURELINK CORP.,
                                   a Delaware corporation


                                   By:  [signed: Kyle Scott]
                                      ------------------------------------
                                   Name: Kyle
                                   Scott Title:  Secretary


                                   FUTURELINK MICHIGAN
                                   ACQUISITION CORP.,
                                   a Delaware corporation


                                   By:  [signed: Kyle Scott]
                                      ------------------------------------
                                   Name: Kyle Scott
                                   Title:  Assistant Secretary


                                   ASYNC TECHNOLOGIES, INC.,
                                   a Michigan corporation


                                   By:  [signed: Matthew J. Schumacher
                                      ------------------------------------
                                   Name: Matthew J. Schumacher
                                   Title:  President


                                   MATTHEW J. SCHUMACHER

                                     [signed: Matthew J. Schumacher]
                                   ---------------------------------------


                                   MICHAEL K. SCHUMACHER

                                     [signed: Michael K. Schumacher]
                                   ---------------------------------------


                                   DEAN P. SCHUMACHER

                                     [signed: Dean P. Schumacher]
                                   ---------------------------------------




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